UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 9, 2015, Orexigen Therapeutics (the “Company or “Orexigen”) announced an update on the European marketing authorization application (the “MAA”) for Mysimba™ (naltrexone HCl / bupropion HCl prolonged release) which is being reviewed for use as an adjunct to a reduced-calorie diet and increased physical activity, for the management of weight in adult patients (≥ 18 years) with an initial Body Mass Index of ≥ 30 kg/m2 (obese), or ≥ 27 kg/m2 to < 30 kg/m2 (overweight) in the presence of one or more weight-related co-morbidities (e.g., type 2 diabetes, dyslipidaemia, or controlled hypertension).

In December 2014, the Committee for Medicinal Products for Human Use (the “CHMP”), the centralized expert advisory committee of the European Medicines Agency, adopted a positive opinion and recommended that the European Commission (the “EC”) grant a centralized marketing authorization (the “CMA”) through a binding EC decision. The CHMP recently released minutes from their December meeting stating that the positive opinion for Mysimba was adopted by a majority vote with 31 member states in favor and two opposed.

Procedurally, a positive opinion and recommendation of the CHMP is then referred to the Commission’s Standing Committee for Medicinal Products (the “Standing Committee”), which is composed of representatives from each member state. In a process that occurs either through a written procedure or in a meeting, the Standing Committee reviews the draft EC decision to grant marketing authorization. Draft decisions are adopted by majority vote.

The EC has recently informed us that at the request of one member state, the draft EC decision granting marketing authorization for Mysimba will be reviewed during a meeting of the Standing Committee being held in March 2015.

* * *

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the review of the draft EC decision to grant marketing authorization for Mysimba in March 2015. Inclusion of forward-looking statements should not be regarded as a representation by either company that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the business, including, without limitation: the ability for Mysimba to obtain marketing authorization in Europe; the ability to obtain partnerships and marketing authorizations globally; competition in the global obesity market, particularly from existing therapies; the ability to obtain and maintain intellectual property protection for Contrave® and Mysimba; additional analysis of the interim results of the LIGHT study or new data from the continuing LIGHT study and the additional cardiovascular outcomes trial, including safety-related data, may produce negative or inconclusive results; the therapeutic and commercial value of Contrave and Mysimba; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen does not undertake any obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission November 10, 2014 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: February 9, 2015	By:	/s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: Chief Business Officer